Exhibit 99.1

REALOGY REPORTS FINANCIAL RESULTS
FOR FULL YEAR 2018

MADISON, N.J. (February 26, 2019) - Realogy Holdings Corp. (NYSE: RLGY), the largest full-service residential real estate services company in the United States, today reported financial results for the full year ended December 31, 2018, including the following highlights:

•
Revenue was $6.1 billion, a decrease of $35 million compared to 2017. In the fourth quarter of 2018, revenue was $1.4 billion, a decrease of $90 million versus the fourth quarter of 2017 largely due to lower transaction volume at NRT.

•
The Company's combined homesale transaction volume (transaction sides multiplied by average sale price) increased 1% compared with 2017 and declined 5% year-over-year in the fourth quarter. For reference, the National Association of Realtors reported that homesale transaction volume remained flat in 2018 compared to 2017 and declined 4% year-over-year in the fourth quarter.

•
Operating EBITDA was $658 million, a decrease of $74 million compared with 2017. The decline was largely due to lower revenue in the fourth quarter of 2018, higher agent commission rates and the absence of $22 million of net earnings related to the sale of our former mortgage joint venture in 2017. The fourth quarter 2018 Operating EBITDA was $106 million, a decrease of $38 million compared with 2017 due to lower homesale transaction volume and the absence of $14 million of net earnings related to the sale of our former mortgage joint venture. (See Tables 4a & 4b)[1]

•
Net income for the full year was $137 million for 2018, compared to $431 million for 2017. The 2017 net income included a tax benefit of $216 million resulting from the change in the U.S. corporate tax rate. Basic earnings per share was $1.10 in 2018 compared with basic earnings per share of $3.15 in 2017. Fourth quarter net loss was $22 million for 2018, compared to net income of $255 million for the fourth quarter of 2017. Basic loss per share was $0.19 in the fourth quarter of 2018 compared with basic earnings per share of $1.91 in the fourth quarter of 2017.

•
Adjusted earnings per share for 2018 was $1.52 compared with $1.59 for 2017. Adjusted earnings per share for the fourth quarter of 2018 was $0.04 compared with $0.26 for the fourth quarter of 2017. (See Table 1a)[2]

•	In 2018, Realogy generated free cash flow of $325 million (See Table 6)[3] and returned $447 million of capital through share repurchases and dividends.
"2018 was both an exciting and challenging time at Realogy and in the industry," said Ryan Schneider, Realogy's chief executive officer and president. "While we face an uncertain housing market, the strategic changes we are driving for agents across products, technology, data and talent are beginning to get traction, giving me early confidence that these initiatives will lead to better company performance."
In 2018, Realogy's 191,700 U.S.-based affiliated independent sales agents helped consumers with approximately 1.4 million homesale transaction sides. In aggregate, Realogy achieved homesale transaction volume of approximately $512 billion, an increase of 1% compared to 2017. RFG average homesale price increased 5% and homesale transaction sides decreased 4%. NRT reported an average homesale price increase of 2% and homesale transaction sides decrease of 2%.
In the title and settlement services segment, TRG closed 176,000 transactions in 2018 with lower refinance volume leading to an overall decline of 6%. Purchase units decreased 1% compared to 2017. In the relocation services segment, Cartus initiations and referrals were both up 6%. Cartus generates highly qualified leads for its network of affiliated agents and helps them to build their businesses. Cartus generated referral opportunities for agents that resulted in approximately 80,000 in-network homesale closings for Realogy and its brands in 2018.

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Capital Allocation, Quarterly Dividend and New Share Repurchase Authorization
Since the share repurchase program's inception in February 2016, the Company has repurchased approximately 35.5 million shares through February 22, 2019 at an average price of $25.22 for $896 million. As a result, Realogy had approximately 113.5 million shares of common stock outstanding as of February 22, 2019.
Realogy today announced that its Board of Directors has authorized a new share repurchase program for up to $175 million of the Company’s common stock. This is in addition to the $29 million remaining under the share repurchase authorization announced in February 2018. Repurchases may be made at management's discretion from time to time on the open market or through privately negotiated transactions. The size and timing of these repurchases will depend on price, market and economic conditions, legal and contractual requirements and other factors. The repurchase program has no time limit and may be suspended or discontinued at any time.
"We ended the year at a 4.6x leverage ratio and we face an uncertain housing market. Given this, in the first half of the year, you will see us focus on debt paydown. We will be watching closely how the macro environment evolves and you should expect that the weaker the housing market, the more we will look to pay down debt. The stronger the housing market, the more we will look to share repurchases," said Tim Gustavson, Realogy's interim chief financial officer.
On February 25, 2019, the Board of Directors of the Company declared a quarterly cash dividend of $0.09 per share of the Company's common stock. This dividend payment will be made on March 25, 2019 to shareholders of record as of the close of business on March 11, 2019.
Balance Sheet
The Company ended the year with cash and cash equivalents of $225 million. Total corporate debt, including the short-term portion, net of cash and cash equivalents (net corporate debt), totaled $3.4 billion at December 31, 2018. The Company's net debt leverage ratio4 was 4.6 times at December 31, 2018.
At year end, the Company's net operating loss carryforwards were $855 million, which it expects will allow it to continue to pay minimal cash taxes through 2020.
A consolidated balance sheet is included as Table 2 of this press release.
Investor Conference Call
Today, February 26, at 8:30 a.m. (ET), Realogy will hold a conference call via webcast to review its full year 2018 results. The webcast will be hosted by Ryan Schneider, chief executive officer and president, and Tim Gustavson, interim chief financial officer, and will conclude with an investor Q&A period with management.
Investors may access the conference call live via webcast at ir.realogy.com or by dialing (888) 895-3527 (toll free); international participants should dial (706) 679-2250. Please dial in at least 5 to 10 minutes prior to start time. A webcast replay also will be available on the website.
About Realogy Holdings Corp.
Realogy Holdings Corp. (NYSE: RLGY) is the leading and most integrated provider of residential real estate services in the U.S. that is focused on empowering independent sales agents to best serve today’s consumers. Realogy delivers its services through its well-known industry brands including Better Homes and Gardens® Real Estate, CENTURY 21®, Climb Real Estate®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran Group®, ERA®, Sotheby's International Realty® as well as NRT, Cartus®, Title Resource Group and ZapLabs®, an in-house innovation and technology development lab. Realogy’s fully integrated business model includes brokerage, franchising, relocation, mortgage, and title and settlement services. Realogy provides independent sales agents access to leading technology, best-in-class marketing and learning programs, and support services to help them become more productive and build stronger businesses. Realogy’s affiliated brokerages operate around the world with approximately 191,700 independent sales agents in the United States and approximately 107,700 independent sales agents in 112 other countries and territories. Realogy is headquartered in Madison, New Jersey.

Realogy Reports Financial Results for Full Year 2018                        3

Footnotes:
1 Operating EBITDA is defined as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations), income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, losses on the early extinguishment of debt, asset impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets.
2 Adjusted net income (loss) is defined as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, the loss on the early extinguishment of debt, the tax effect of the foregoing adjustments and adjustments to the reserve for uncertain tax positions.
3 Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, net interest expense, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations.
4 Net corporate debt divided by EBITDA, as defined by the Senior Secured Credit Facility, for the twelve-month period ended December 31, 2018.
Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Holdings Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Various factors that could cause actual future results and other future events to differ materially from those in the forward-looking statements, include, but are not limited to: adverse developments or the absence of sustained improvement in general business, economic and political conditions or the residential real estate markets, either regionally or nationally, including but not limited to a decline or a lack of improvement in the number of homesales, stagnant or declining home prices or a reduction in the affordability of housing, increasing mortgage rates and/or constraints on the availability of mortgage financing, insufficient or excessive home inventory levels by market and price point, a lack of improvement or deceleration in the building of new housing and/or irregular timing or volume of new development closings, the potential negative impact of certain provisions of the Tax Cuts and Jobs Act of 2017 (the "2017 Tax Act") on home values over time in states with high property, sales and state and local income taxes or on homeownership rates, and/or the impact of recessions, slow economic growth, or a deterioration in other economic factors that particularly impact the residential real estate market and the business segments in which we operate whether broadly or by geography and price segments; increased competition in the industry and for independent sales agents; our ability to successfully develop or procure technology that supports our business strategy; continuing pressure on the share of gross commission income paid by our company owned brokerages and affiliated franchisees to affiliated independent sales agents and sales agent teams; our geographic and high-end market concentration; our inability to enter into franchise agreements with new franchisees or renew existing franchise agreements at current contractual royalty rates without increasing the amount and prevalence of sales incentives; the lack of revenue growth or declining profitability of our franchisees and company owned brokerage operations; the loss of a significant affinity client or multiple significant relocation clients or changes in corporate relocation practices resulting in fewer employee relocations, reduced relocation benefits and/or increasing competition in corporate relocation; an increase in the experienced claims losses of our title underwriter; our failure or alleged failure to comply with laws, regulations and regulatory interpretations and any changes or stricter interpretations of any of the foregoing (whether through private litigation or governmental action), including but not limited to (i) state or federal employment laws or regulations that would require reclassification of independent contractor sales agents to employee status, (ii) privacy or data security laws and regulations and (iii) RESPA or other federal or state consumer protection or similar laws; risks relating to our ability to return capital to stockholders; risks associated with our substantial indebtedness and interest obligations and restrictions contained in our debt agreements, including risks relating to having to dedicate a significant portion of our cash flows from operations to service our debt and risks relating to our ability to refinance or repay our indebtedness or incur additional indebtedness; and risks and growing costs related to both cybersecurity threats to our data and customer,

Realogy Reports Financial Results for Full Year 2018                        4

franchisee, employee and independent sales agent data, as well as those related to our compliance with the growing number of laws, regulations and other requirements related to the protection of personal information.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings "Forward-Looking Statements" and "Risk Factors" in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018, and our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events except as required by law.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained in the Tables attached to this release. See Tables 1a, 7 and 8 for definitions of these non-GAAP financial measures and Tables 1a, 4a, 4b, 5a, 5b, 6 and 7 for reconciliations of the historical non-GAAP financial measures to their most comparable GAAP terms.

Investor Contacts:		Media Contact:
Alicia Swift	Danielle Kloeblen	Trey Sarten
(973) 407-4669	(973) 407-2148	(973) 407-2162
alicia.swift@realogy.com	danielle.kloeblen@realogy.com	trey.sarten@realogy.com

Realogy Reports Financial Results for Full Year 2018                        5

Table 1

REALOGY HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	2016	2018	2017	2016
Revenues
Gross commission income	$997	$1,071	$989	$4,533	$4,576	$4,277
Service revenue	219	228	240	947	938	955
Franchise fees	91	100	92	393	396	372
Other	47	45	49	206	204	206
Net revenues	1,354	1,444	1,370	6,079	6,114	5,810
Expenses
Commission and other agent-related costs	726	768	689	3,282	3,230	2,945
Operating	377	382	384	1,548	1,544	1,542
Marketing	59	66	60	258	261	241
General and administrative	84	95	87	328	364	321
Former parent legacy cost (benefit), net	4	—	(3)	4	(10)	(2)
Restructuring costs, net	13	3	9	58	12	39
Depreciation and amortization	49	49	53	195	198	202
Interest expense, net	70	31	5	190	158	174
Loss on the early extinguishment of debt	—	—	—	7	5	—
Other expense (income), net	—	1	—	—	1	(1)
Total expenses	1,382	1,395	1,284	5,870	5,763	5,461
Income (loss) before income taxes, equity in losses (earnings) and noncontrolling interests	(28)	49	86	209	351	349
Income tax (benefit) expense	(8)	(196)	30	65	(65)	144
Equity in losses (earnings) of unconsolidated entities	1	(11)	(2)	4	(18)	(12)
Net income (loss)	(21)	256	58	140	434	217
Less: Net income attributable to noncontrolling interests	(1)	(1)	(1)	(3)	(3)	(4)
Net income (loss) attributable to Realogy Holdings	$(22)	$255	$57	$137	$431	$213

Earnings (loss) per share attributable to Realogy Holdings:
Basic earnings (loss) per share	$(0.19)	$1.91	$0.40	$1.10	$3.15	$1.47
Diluted earnings (loss) per share	$(0.19)	$1.89	$0.40	$1.09	$3.11	$1.46
Weighted average common and common equivalent shares of Realogy Holdings outstanding:
Basic	116.7	133.4	141.9	124.0	136.7	144.5
Diluted	116.7	135.2	143.2	125.3	138.4	145.8

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Table 1a
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION
ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(In millions, except per share data)
We present Adjusted net income and Adjusted earnings per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provides greater transparency into our operating results.
Adjusted net income is defined by us as net income before: (a) mark-to-market interest rate swap adjustments, whose fair value is subject to movements in LIBOR and the forward yield curve and therefore are subject to significant fluctuations; (b) former parent legacy items, which pertain to liabilities of the former parent for matters prior to mid-2006 and are non-operational in nature; (c) restructuring charges as a result of initiatives currently in progress; (d) the loss on the early extinguishment of debt that results from refinancing and deleveraging debt initiatives; (e) the tax effect of the foregoing adjustments; and (f) the impact of the 2017 Tax Act and adjustments to the reserve for uncertain tax positions. The gross amounts for these items as well as the adjustment for income taxes are shown in the table below.
Adjusted earnings per share is Adjusted net income divided by the weighted average common and common equivalent shares outstanding.
Set forth in the table below is a reconciliation of Net income (loss) to Adjusted net income for the three-month periods and years ended December 31, 2018, 2017 and 2016:

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017	2016	2018	2017	2016
Net income (loss) attributable to Realogy Holdings	$(22)	$255	$57	$137	$431	$213
Addback:
Mark-to-market interest rate swap losses (gains)	23	(8)	(34)	4	(4)	6
Former parent legacy cost (benefit), net	4	—	(3)	4	(10)	(2)
Restructuring costs, net	13	3	9	58	12	39
Loss on the early extinguishment of debt	—	—	—	7	5	—
Adjustments for tax effect (a)	(11)	1	11	(20)	(1)	(17)
Impact of 2017 Tax Act and a reduction in the reserve for uncertain tax positions (b)	$(2)	$(216)	$(3)	$(2)	$(216)	$(2)
Adjusted net income attributable to Realogy Holdings	$5	$35	$37	$188	$217	$237

Earnings (loss) per share
Basic earnings (loss) per share:	$(0.19)	$1.91	$0.40	$1.10	$3.15	$1.47
Diluted earnings (loss) per share:	$(0.19)	$1.89	$0.40	$1.09	$3.11	$1.46

Adjusted earnings per share
Adjusted basic earnings per share:	$0.04	$0.26	$0.26	$1.52	$1.59	$1.64
Adjusted diluted earnings per share:	$0.04	$0.26	$0.26	$1.50	$1.57	$1.63

Weighted average common and common equivalent shares outstanding:
Basic:	116.7	133.4	141.9	124.0	136.7	144.5
Diluted:	116.7	135.2	143.2	125.3	138.4	145.8
_______________

(a)	Reflects tax effect of adjustments at the Company's blended state and federal statutory rate.

(b)
The three months ended and year ended December 31, 2017, reflect the $184 million income tax rate change on the Company's net deferred tax liability as a result of the 2017 Tax Act resulting in a smaller net liability and a $32 million change in the reserve for uncertain tax positions.

Realogy Reports Financial Results for Full Year 2018                        7

Table 2

REALOGY HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$225	$227
Restricted cash	13	7
Trade receivables (net of allowance for doubtful accounts of $9 and $11)	146	153
Relocation receivables	231	223
Other current assets	153	179
Total current assets	768	789
Property and equipment, net	304	289
Goodwill	3,712	3,710
Trademarks	749	749
Franchise agreements, net	1,227	1,294
Other intangibles, net	254	284
Other non-current assets	276	222
Total assets	$7,290	$7,337

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$147	$156
Securitization obligations	231	194
Current portion of long-term debt	748	127
Accrued expenses and other current liabilities	401	478
Total current liabilities	1,527	955
Long-term debt	2,800	3,221
Deferred income taxes	389	327
Other non-current liabilities	259	212
Total liabilities	4,975	4,715
Commitments and contingencies
Equity:
Realogy Holdings preferred stock: $.01 par value; 50,000,000 shares authorized, none issued and outstanding at December 31, 2018 and December 31, 2017	—	—
Realogy Holdings common stock: $.01 par value; 400,000,000 shares authorized, 114,620,499 shares issued and outstanding at December 31, 2018 and 131,636,870 shares issued and outstanding at December 31, 2017	1	1
Additional paid-in capital	4,869	5,285
Accumulated deficit	(2,507)	(2,631)
Accumulated other comprehensive loss	(52)	(37)
Total stockholders' equity	2,311	2,618
Noncontrolling interests	4	4
Total equity	2,315	2,622
Total liabilities and equity	$7,290	$7,337

Realogy Reports Financial Results for Full Year 2018                        8

Table 3a

REALOGY HOLDINGS CORP.
2018 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	December 31, 2018
RFG (a)
Closed homesale sides	223,990	313,278	308,917	257,672	1,103,857
Average homesale price	$292,580	$312,087	$305,398	$301,345	$303,750
Average homesale broker commission rate	2.50%	2.48%	2.47%	2.47%	2.48%
Net royalty per side (b)	$310	$336	$322	$317	$323
NRT
Closed homesale sides	66,097	100,745	94,241	75,723	336,806
Average homesale price	$525,020	$537,748	$513,403	$515,452	$523,426
Average homesale broker commission rate	2.45%	2.43%	2.44%	2.42%	2.43%
Gross commission income per side	$13,666	$13,804	$13,227	$13,162	$13,458
Cartus
Initiations	37,953	53,230	42,718	37,541	171,442
Referrals	16,031	26,662	26,226	19,526	88,445
TRG
Purchase title and closing units	31,741	46,189	43,836	35,462	157,228
Refinance title and closing units	5,410	4,782	4,264	4,039	18,495
Average fee per closing unit	$2,161	$2,282	$2,229	$2,227	$2,230
_______________

(a)	Includes all franchisees except for NRT.

(b)	Net royalty per side amounts include the effect of volume incentives and non-standard incentives granted to franchisees.

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Table 3b

REALOGY HOLDINGS CORP.
2017 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	December 31, 2017
RFG (a)
Closed homesale sides	225,250	322,745	318,961	277,261	1,144,217
Average homesale price	$275,828	$291,355	$292,000	$293,216	$288,929
Average homesale broker commission rate	2.50%	2.50%	2.49%	2.49%	2.50%
Net royalty per side (b)	$298	$316	$316	$316	$313
NRT
Closed homesale sides	66,570	101,043	95,236	81,597	344,446
Average homesale price	$509,197	$528,518	$506,418	$511,683	$514,685
Average homesale broker commission rate	2.45%	2.44%	2.45%	2.44%	2.44%
Gross commission income per side	$13,261	$13,625	$13,142	$13,152	$13,309
Cartus
Initiations	36,515	50,798	39,608	34,834	161,755
Referrals	15,203	25,284	23,905	19,286	83,678
TRG
Purchase title and closing units (c)	31,297	47,008	43,764	37,044	159,113
Refinance title and closing units (d)	8,533	6,324	6,513	7,194	28,564
Average fee per closing unit	$2,001	$2,139	$2,115	$2,092	$2,092
_______________

(a)	Includes all franchisees except for NRT.

(b)	Net royalty per side amounts include the effect of volume incentives and non-standard incentives granted to franchisees.

(c)	The amounts presented for the year ended December 31, 2017 include 8,351 purchase units as a result of acquisitions.

(d)	The amounts presented for the year ended December 31, 2017 include 1,858 refinance units as a result of acquisitions.

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Table 4a
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - OPERATING EBITDA
THREE MONTHS ENDED DECEMBER 31, 2018 AND 2017
(In millions)
Set forth in the tables below is a reconciliation of Net income (loss) to Operating EBITDA for the three-month periods ended December 31, 2018 and 2017:

	Three Months Ended
	December 31, 2018	December 31, 2017
Net income (loss) attributable to Realogy Holdings	$(22)	$255
Income tax benefit (a)	(8)	(196)
Income (loss) before income taxes	(30)	59
Add: Depreciation and amortization (b)	49	51
Interest expense, net	70	31
Restructuring costs, net (c)	13	3
Former parent legacy cost, net (d)	4	—
Operating EBITDA	$106	$144
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin by reportable segments:

	Revenues (e)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2018	2017			2018	2017			2018	2017
RFG	$186	$199	$(13)	(7)%	$125	$132	$(7)	(5)%	67%	66%	1
NRT (f)	1,014	1,087	(73)	(7)	(15)	14	(29)	(207)	(1)	1	(2)
Cartus	86	92	(6)	(7)	14	20	(6)	(30)	16	22	(6)
TRG	136	139	(3)	(2)	4	10	(6)	(60)	3	7	(4)
Corporate and Other	(68)	(73)	5	*	(22)	(32)	10	*
Total Company	$1,354	$1,444	$(90)	(6)%	$106	$144	$(38)	(26%)	8%	10%	(2)
The following table reflects RFG and NRT results before the intercompany royalties and marketing fees, as well as on a combined basis to show the Operating EBITDA contribution of these business units to the overall Operating EBITDA of the Company:

	Revenues		Change	% Change	Operating EBITDA		Change	% Change	Operating EBITDA Margin		Change
	2018	2017			2018	2017			2018	2017
RFG (g)	$118	$126	$(8)	(6)%	$57	$59	$(2)	(3%)	48%	47%	1
NRT (f) (g)	1,014	1,087	(73)	(7)%	53	87	(34)	(39)	5	8	(3)
RFG and NRT Combined	$1,132	$1,213	$(81)	(7)%	$110	$146	$(36)	(25%)	10%	12%	(2)
_______________

*	not meaningful.

(a)	Income tax benefit for the three months ended December 31, 2017 reflects the impact of the 2017 Tax Act.

(b)
Depreciation and amortization for the three months ended December 31, 2017 includes $2 million of amortization expense related to Guaranteed Rate Affinity's purchase accounting included in the "Equity in losses (earnings) of unconsolidated entities" line on the Consolidated Statement of Operations.

(c)
Restructuring charges incurred for the three months ended December 31, 2018 include $8 million at NRT, $2 million at Cartus, $2 million at TRG and $1 million at Corporate and Other. Restructuring charges incurred for the three months ended December 31, 2017 include $1 million at NRT, $1 million at TRG and $1 million at Corporate and Other.

(d)	Former parent legacy items are recorded in the Corporate and Other segment.

(e)
Includes the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by NRT of $68 million and $73 million during the three months ended December 31, 2018 and 2017, respectively.

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(f)	NRT Operating EBITDA includes $14 million of equity earnings from PHH Home Loans for the three months ended December 31, 2017.

(g)
The RFG and NRT segment numbers noted above do not reflect the impact of intercompany royalties and marketing fees paid by NRT to RFG of $68 million and $73 million for the three months ended December 31, 2018 and 2017, respectively.

Realogy Reports Financial Results for Full Year 2018                        12

Table 4b
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - OPERATING EBITDA
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In millions)
Set forth in the tables below is a reconciliation of Net income to Operating EBITDA for the years ended December 31, 2018 and 2017:

	Year Ended
	December 31, 2018	December 31, 2017
Net income attributable to Realogy Holdings	$137	$431
Income tax expense (benefit) (a)	65	(65)
Income before income taxes	202	366
Add: Depreciation and amortization (b)	197	201
Interest expense, net	190	158
Restructuring costs, net (c)	58	12
Former parent legacy cost (benefit), net (d)	4	(10)
Loss on the early extinguishment of debt (d)	7	5
Operating EBITDA	$658	$732
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin by reportable segments:

	Revenues (e)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2018	2017			2018	2017			2018	2017
RFG	$820	$830	$(10)	(1)%	$564	$560	$4	1%	69%	67%	2
NRT (f)	4,607	4,643	(36)	(1)	44	135	(91)	(67)	1	3	(2)
Cartus	378	382	(4)	(1)	86	85	1	1	23	22	1
TRG	580	570	10	2	49	59	(10)	(17)	8	10	(2)
Corporate and Other	(306)	(311)	5	*	(85)	(107)	22	*
Total Company	$6,079	$6,114	$(35)	(1)%	$658	$732	$(74)	(10%)	11%	12%	(1)
The following table reflects RFG and NRT results before the intercompany royalties and marketing fees, as well as on a combined basis to show the Operating EBITDA contribution of these business units to the overall Operating EBITDA of the Company:

	Revenues		Change	% Change	Operating EBITDA		Change	% Change	Operating EBITDA Margin		Change
	2018	2017			2018	2017			2018	2017
RFG (g)	$514	$519	$(5)	(1)%	$258	$249	$9	4%	50%	48%	2
NRT (f) (g)	4,607	4,643	(36)	(1)	350	446	(96)	(22)	8	10	(2)
RFG and NRT Combined	$5,121	$5,162	$(41)	(1)%	$608	$695	$(87)	(13%)	12%	13%	(1)
______________

*	not meaningful.

(a)	Income tax benefit for the year ended December 31, 2017 reflects the impact of the 2017 Tax Act.

(b)
Depreciation and amortization for the years ended December 31, 2018 and 2017 includes $2 million and $3 million, respectively, of amortization expense related to Guaranteed Rate Affinity's purchase accounting included in the "Equity in losses (earnings) of unconsolidated entities" line on the Consolidated Statement of Operations.

(c)
Restructuring charges incurred for the year ended December 31, 2018 include $3 million at RFG, $37 million at NRT, $11 million at Cartus, $4 million at TRG and $3 million at Corporate and Other. Restructuring charges incurred for the year ended December 31, 2017 include $1 million at RFG, $9 million at NRT, $1 million at TRG and $1 million at Corporate and Other.

(d)	Former parent legacy items and loss on the early extinguishment of debt are recorded in the Corporate and Other segment.

(e)
Includes the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by NRT of $306 million and $311 million during the years ended December 31, 2018 and 2017, respectively.

Realogy Reports Financial Results for Full Year 2018                        13

(f)	NRT Operating EBITDA includes $22 million of equity earnings from PHH Home Loans for the year ended December 31, 2017.

(g)
The RFG and NRT segment numbers noted above do not reflect the impact of intercompany royalties and marketing fees paid by NRT to RFG of $306 million and $311 million for the years ended December 31, 2018 and 2017, respectively.

Realogy Reports Financial Results for Full Year 2018                        14

Table 5a
REALOGY HOLDINGS CORP.
SELECTED 2018 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	December 31, 2018
Net revenues (a)
Real Estate Franchise Services	$176	$237	$221	$186	$820
Company Owned Real Estate Brokerage Services	917	1,408	1,268	1,014	4,607
Relocation Services	79	105	108	86	378
Title and Settlement Services	120	162	162	136	580
Corporate and Other	(63)	(92)	(83)	(68)	(306)
Total Company	$1,229	$1,820	$1,676	$1,354	$6,079

Operating EBITDA
Real Estate Franchise Services	$105	$173	$161	$125	$564
Company Owned Real Estate Brokerage Services	(45)	61	43	(15)	44
Relocation Services	(1)	34	39	14	86
Title and Settlement Services	(6)	31	20	4	49
Corporate and Other	(19)	(23)	(21)	(22)	(85)
Total Company	$34	$276	$242	$106	$658

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$34	$276	$242	$106	$658

Less: Depreciation and amortization (b)	50	49	49	49	197
Interest expense, net	33	46	41	70	190
Income tax (benefit) expense	(19)	52	40	(8)	65
Restructuring costs, net (c)	30	6	9	13	58
Former parent legacy cost, net (d)	—	—	—	4	4
Loss on the early extinguishment of debt (d)	7	—	—	—	7
Net income (loss) attributable to Realogy Holdings	$(67)	$123	$103	$(22)	$137
_______________

(a)
Transactions between segments are eliminated in consolidation. Revenues for the Real Estate Franchise Services segment include intercompany royalties and marketing fees paid by the Company Owned Real Estate Brokerage Services segment of $63 million, $92 million, $83 million and $68 million for the three months ended March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018, respectively. Such amounts are eliminated through the Corporate and Other line.

Revenues for the Relocation Services segment include $8 million, $12 million, $10 million and $9 million of intercompany referral commissions paid by the Company Owned Real Estate Brokerage Services segment during the three months ended March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018, respectively. Such amounts are recorded as contra-revenues by the Company Owned Real Estate Brokerage Services segment.

(b)
Depreciation and amortization for the three months ended March 31, 2018 includes $2 million of amortization expense related to our mortgage origination joint venture Guaranteed Rate Affinity's purchase accounting included in the "Equity in losses (earnings) of unconsolidated entities" line on the Condensed Consolidated Statement of Operations.

(c)Includes restructuring charges broken down by business unit as follows:

	Three Months Ended				Year Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	December 31, 2018
Real Estate Franchise Services	$2	$—	$1	$—	$3
Company Owned Real Estate Brokerage Services	17	4	8	8	37
Relocation Services	8	1	—	2	11
Title and Settlement Services	1	1	—	2	4
Corporate and Other	2	—	—	1	3
Total Company	$30	$6	$9	$13	$58

(d)	Former parent legacy items and loss on the early extinguishment of debt are recorded in the Corporate and Other segment.

Realogy Reports Financial Results for Full Year 2018                        15

Table 5b
REALOGY HOLDINGS CORP.
SELECTED 2017 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2017	2017	2017	2017	2017
Net revenues (a)
Real Estate Franchise Services	$170	$237	$224	$199	$830
Company Owned Real Estate Brokerage Services	897	1,392	1,267	1,087	4,643
Relocation Services	77	102	111	92	382
Title and Settlement Services	120	157	154	139	570
Corporate and Other	(61)	(95)	(82)	(73)	(311)
Total Company	$1,203	$1,793	$1,674	$1,444	$6,114

Operating EBITDA
Real Estate Franchise Services	$102	$167	$159	$132	$560
Company Owned Real Estate Brokerage Services	(21)	78	64	14	135
Relocation Services	1	27	37	20	85
Title and Settlement Services	2	26	21	10	59
Corporate and Other	(23)	(29)	(23)	(32)	(107)
Total Company	$61	$269	$258	$144	$732

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	61	269	258	144	732

Less: Depreciation and amortization (b)	50	49	51	51	201
Interest expense, net	39	47	41	31	158
Income tax (benefit) expense (c)	(9)	73	67	(196)	(65)
Restructuring costs, net (d)	5	2	2	3	12
Former parent legacy (benefit) cost, net (e)	—	(11)	1	—	(10)
Loss on the early extinguishment of debt (e)	4	—	1	—	5
Net income (loss) attributable to Realogy Holdings	$(28)	$109	$95	$255	$431
_______________

(a)
Transactions between segments are eliminated in consolidation. Revenues for the Real Estate Franchise Services segment include intercompany royalties and marketing fees paid by the Company Owned Real Estate Brokerage Services segment of $61 million, $95 million, $82 million and $73 million for the three months ended March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017, respectively. Such amounts are eliminated through the Corporate and Other line.

Revenues for the Relocation Services segment include $8 million, $12 million, $11 million and $9 million of intercompany referral commissions paid by the Company Owned Real Estate Brokerage Services segment during the three months ended March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017, respectively. Such amounts are recorded as contra-revenues by the Company Owned Real Estate Brokerage Services segment.

(b)
Depreciation and amortization includes $1 million and $2 million for the three months ended September 30, 2017 and December 31, 2017, respectively, of amortization expense related to our mortgage origination joint venture Guaranteed Rate Affinity's purchase accounting included in the "Equity in earnings of unconsolidated entities" line on the Consolidated Statement of Operations in our Annual Report on Form 10-K for the year ended December 31, 2017.

(c)	Income tax benefit for the three months and year ended December 31, 2017 reflects the impact of the 2017 Tax Act.

(d)	Includes restructuring charges broken down by business unit as follows:

Realogy Reports Financial Results for Full Year 2018                        16

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2017	2017	2017	2017	2017
Real Estate Franchise Services	$—	$1	$—	$—	$1
Company Owned Real Estate Brokerage Services	5	1	2	1	9
Relocation Services	—	—	—	—	—
Title and Settlement Services	—	—	—	1	1
Corporate and Other	—	—	—	1	1
Total Company	$5	$2	$2	$3	$12

(e)	Former parent legacy items and losses on the early extinguishment of debt are recorded in the Corporate and Other segment.

Realogy Reports Financial Results for Full Year 2018                        17

Table 6
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - FREE CASH FLOW
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017
(In millions)
A reconciliation of net income attributable to Realogy Holdings to Free Cash Flow is set forth in the following table:

	Year Ended December 31,
	2018	2017
Net income attributable to Realogy Holdings	$137	$431
Income tax expense (benefit), net of payments	58	(77)
Interest expense, net	190	158
Cash interest payments	(185)	(172)
Depreciation and amortization	195	198
Capital expenditures	(105)	(99)
Restructuring costs and former parent legacy items, net of payments	33	(19)
Loss on the early extinguishment of debt	7	5
Working capital adjustments	(34)	122
Relocation receivables (assets), net of securitization obligations	29	12
Free Cash Flow	$325	$559
A reconciliation of net cash provided by operating activities to Free Cash Flow is set forth in the following table:

	Year Ended December 31,
	2018	2017
Net cash provided by operating activities	$394	$667
Property and equipment additions	(105)	(99)
Net change in securitization	38	(11)
Effect of exchange rates on cash and cash equivalents	(2)	2
Free Cash Flow	$325	$559

Net cash used in investing activities	$(91)	$(146)
Net cash used in financing activities	$(297)	$(570)

Realogy Reports Financial Results for Full Year 2018                        18

Table 7

NON-GAAP RECONCILIATION - SENIOR SECURED LEVERAGE RATIO
FOR THE YEAR ENDED DECEMBER 31, 2018
(In millions)
The senior secured leverage ratio is tested quarterly and may not exceed 4.75 to 1.00. The senior secured leverage ratio is measured by dividing Realogy Group LLC's total senior secured net debt by the trailing twelve-month EBITDA calculated on a Pro Forma Basis, as those terms are defined in the senior secured credit facilities*. Total senior secured net debt does not include unsecured indebtedness, including the Unsecured Notes*, or the securitization obligations. EBITDA calculated on a Pro Forma Basis, as defined in the senior secured credit facilities, includes adjustments to Operating EBITDA for non-cash charges and incremental securitization interest costs, as well as pro forma cost savings for restructuring initiatives, the pro forma effect of business optimization initiatives and the pro forma effect of acquisitions and new franchisees, in each case calculated as of the beginning of the twelve-month period. The Company was in compliance with the senior secured leverage ratio covenant at December 31, 2018 with a ratio of 2.76 to 1.00.
A reconciliation of net income attributable to Realogy Group to Operating EBITDA and EBITDA as defined by the senior secured credit facilities for the twelve months ended December 31, 2018 are set forth in the following table:

	For the Year Ended December 31, 2018
Net income attributable to Realogy Group (a)	$137
Income tax expense	65
Income before income taxes	202
Depreciation and amortization (b)	197
Interest expense, net	190
Restructuring costs, net	58
Former parent legacy cost, net	4
Loss on the early extinguishment of debt	7
Operating EBITDA (c)	658
Bank covenant adjustments:
Pro forma effect of business optimization initiatives (d)	16
Non-cash charges (e)	40
Pro forma effect of acquisitions and new franchisees (f)	4
Incremental securitization interest costs (g)	3
EBITDA as defined by the Senior Secured Credit Facilities	$721
Total senior secured net debt (h)	$1,987
Senior secured leverage ratio (i)	2.76	x
_______________

(a)
Net income attributable to Realogy consists of: (i) loss of $67 million for the first quarter of 2018, (ii) income of $123 million for the second quarter of 2018, (iii) income of $103 million for the third quarter of 2018 and (iv) loss of $22 million for the fourth quarter of 2018.

(b)
Depreciation and amortization for the year ended December 31, 2018 includes $2 million of amortization expense related to Guaranteed Rate Affinity's purchase accounting included in the "Equity in losses (earnings) of unconsolidated entities" line on the Consolidated Statement of Operations.

(c)
Operating EBITDA consists of: (i) $34 million for the first quarter of 2018, (ii) $276 million for the second quarter of 2018, (iii) $242 million for the third quarter of 2018 and (iv) $106 million for the fourth quarter of 2018.

(d)	Represents the twelve-month pro forma effect of business optimization initiatives.

(e)	Represents the elimination of non-cash expenses including $40 million of stock-based compensation expense for the twelve months ended December 31, 2018.

(f)
Represents the estimated impact of acquisitions and franchise sales activity, net of brokerages that exited our franchise system as if these changes had occurred on January 1, 2018. Franchisee sales activity is comprised of new franchise agreements as well as growth through acquisitions and independent sales agent recruitment by existing franchisees with our assistance. We have made a number of assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of Operating EBITDA had we owned the acquired entities or entered into the franchise contracts as of January 1, 2018.

Realogy Reports Financial Results for Full Year 2018                        19

(g)	Incremental borrowing costs incurred as a result of the securitization facilities refinancing for the twelve months ended December 31, 2018.

(h)
Represents total borrowings under the senior secured credit facilities and borrowings secured by a first priority lien on our assets of $2,075 million plus $33 million of capital lease obligations less $121 million of readily available cash as of December 31, 2018. Pursuant to the terms of our senior secured credit facilities, total senior secured net debt does not include our securitization obligations or unsecured indebtedness, including the Unsecured Notes.

(i)
After giving effect to the redemption of the 4.50% Senior Notes on February 15, 2019 using borrowings under the Revolving Credit Facility, the senior secured leverage ratio would have been 3.40 to 1.00 as of December 31, 2018.

*
Our senior secured credit facilities include the Amended and Restated Credit Agreement dated as of March 5, 2013, as amended from time to time, and the Term Loan A Agreement dated as of October 23, 2015, as amended from time to time. Our Unsecured Notes include our 4.50% Senior Notes due 2019, our 5.25% Senior Notes due 2021 and our 4.875% Senior Notes due 2023.

***

NON-GAAP RECONCILIATION - NET DEBT LEVERAGE RATIO
FOR THE YEAR ENDED DECEMBER 31, 2018
(In millions)
Net corporate debt divided by EBITDA, as defined by the senior secured credit facilities, for the twelve-month period ended December 31, 2018 (referred to as net debt leverage ratio) is set forth in the following table:

	As of December 31, 2018
Revolver	$270
Term Loan A	736
Term Loan B	1,069
4.50% Senior Notes	450
5.25% Senior Notes	550
4.875% Senior Notes	500
Total Debt (excluding securitizations)	$3,575
Less: Cash and Cash Equivalents	225
Net Corporate Debt	$3,350
EBITDA as defined by the Senior Secured Credit Facility	$721
Net Debt Leverage Ratio	4.6	x

Realogy Reports Financial Results for Full Year 2018                        20

Table 8

Non-GAAP Definitions
Adjusted net income (loss) is defined by us as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, the loss on the early extinguishment of debt, the tax effect of the foregoing adjustments and adjustments to the reserve for uncertain tax positions. The gross amounts for these items as well as the adjustment for income taxes are presented. Adjusted earnings (loss) per share is Adjusted net income (loss) divided by the weighted average common and common equivalent shares outstanding. We present Adjusted net income (loss) and Adjusted earnings (loss) per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provides greater transparency into our operating results.
Operating EBITDA is defined by us as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations), income taxes and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, losses on the early extinguishment of debt, asset impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets. Operating EBITDA is our primary non-GAAP measure.
We present Operating EBITDA because we believe it is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our results of operations. Our management, including our chief operating decision maker, uses Operating EBITDA as a factor in evaluating the performance of our business. Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe Operating EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, as well as other items that are not core to the operating activities of the Company such as restructuring charges, losses on the early extinguishment of debt, former parent legacy items, asset impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets, which may vary for different companies for reasons unrelated to operating performance. We further believe that Operating EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Operating EBITDA measure when reporting their results.
Operating EBITDA has limitations as an analytical tool, and you should not consider Operating EBITDA either in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are:

•	this measure does not reflect changes in, or cash required for, our working capital needs;

•
this measure does not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;

•	this measure does not reflect our income tax expense or the cash requirements to pay our taxes;

•	this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and this measure does not reflect any cash requirements for such replacements; and

•	other companies may calculate this measure differently so they may not be comparable.
Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, interest expense, net, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income attributable to Realogy Holdings and net cash provided by operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.